PLAN OF CONVERSION AND REORGANIZATION


                                       OF


                           FIDELITY BANKSHARES, M.H.C.

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                                TABLE OF CONTENTS


1.       INTRODUCTION.........................................................1
2.       DEFINITIONS..........................................................1
3.       PROCEDURES FOR CONVERSION............................................6
4.       HOLDING COMPANY APPLICATIONS AND APPROVALS...........................7
5.       SALE OF SUBSCRIPTION SHARES..........................................8
6.       PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES.....................8
7.       RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY..............9
8.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).....9
9.       SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)..............9
10.      SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS
           (THIRD PRIORITY)..................................................10
11.      SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)..............10
12.      COMMUNITY OFFERING..................................................10
13.      SYNDICATED COMMUNITY OFFERING.......................................11
14.      LIMITATIONS ON PURCHASES............................................11
15.      PAYMENT FOR HOLDING COMPANY COMMON STOCK............................13
16.      MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS........13
17.      UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT.....14
18.      RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES...................14
19.      ESTABLISHMENT OF LIQUIDATION ACCOUNT................................15
20.      VOTING RIGHTS OF STOCKHOLDERS.......................................15
21.      RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION....................16
22.      REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS
           FOLLOWING THE CONVERSION..........................................16
23.      TRANSFER OF DEPOSIT ACCOUNTS........................................16
24.      REGISTRATION AND MARKETING..........................................17
25.      TAX RULINGS OR OPINIONS.............................................17
26.      STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.......................17
27.      RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY.............18
28.      PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK........................18
29.      CHARTER AND BYLAWS..................................................18
30.      CONSUMMATION OF CONVERSION AND EFFECTIVE............................19
31.      EXPENSES OF CONVERSION..............................................19
32.      AMENDMENT OR TERMINATION OF PLAN....................................19
33.      CONDITIONS TO CONVERSION............................................19
34.      INTERPRETATION......................................................19


EXHIBIT A    AGREEMENT OF MERGER BETWEEN FIDELITY  BANKSHARES,  INC., A DELAWARE
             CORPORATION AND FIDELITY BANKSHARES, INC., A FEDERAL CORPORATION

EXHIBIT B    AGREEMENT OF MERGER BETWEEN  FIDELITY  BANKSHARES,  INC.,  FIDELITY
             FEDERAL INTERIM SAVINGS BANK I AND FIDELITY FEDERAL BANK AND TRUST

EXHIBIT C    AGREEMENT OF MERGER BETWEEN FIDELITY BANKSHARES,  M.H.C.,  FIDELITY
             FEDERAL INTERM SAVINGS BANK II AND FIDELITY FEDERAL BANK AND TRUST

EXHIBIT D    AGREEMENT  OF MERGER  BETWEEN  FIDELITY  FEDERAL BANK AND TRUST AND
             FIDELITY FEDERAL INTERIM SAVINGS BANK

EXHIBIT E    CERTIFICATE OF INCORPORATION OF THE HOLDING COMPANY

EXHIBIT F    BYLAWS OF THE HOLDING COMPANY

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                    PLAN OF CONVERSION AND REORGANIZATION OF

                           FIDELITY BANKSHARES, M.H.C.


1.       INTRODUCTION


         This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Fidelity Bankshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company") into the capital stock form of organization. The Mutual Holding Company currently owns a majority of the common stock of Fidelity Bankshares, Inc., a Delaware stock holding company (the "Mid-Tier Holding Company"), which owns 100% of the common stock of Fidelity Federal Bank and Trust (the "Bank"), a federal stock savings bank which is headquartered in West Palm Beach, Florida. The purpose of the Conversion is to provide the Bank and its stock holding company resulting from the conversion (the "Holding Company") with greater operating flexibility and capital resources to respond to changing regulatory and market conditions, and to effect corporate transactions, including mergers and acquisitions. The Holding Company will offer for sale Holding Company Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, the Employee Plans established by the Bank or the Holding Company, Supplemental Eligible Account Holders and Other Members according to the respective priorities set forth in this Plan. Any shares not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public directly by the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof. As part of the Conversion, each Minority Stockholder will receive Holding Company Common Stock in exchange for Minority Shares. The Conversion will result in the voting interests of the Mutual Holding Company's members being transferred to persons who purchase Holding Company Common Stock in the Offering. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank will continue to be regulated by the OTS as its chartering authority. The Bank also will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits in the Bank will continue to be insured by the FDIC to the extent provided by applicable law.

         This Plan has been adopted by the Board of Directors of the Mutual Holding Company, and must also be approved by (i) a majority of the total number of votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, and (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company at the Special Meeting of Stockholders, including at least a majority of the votes cast, in person or by proxy, by Minority Stockholders. Prior to presenting this Plan to the Voting Members and stockholders of the Mid-Tier Holding Company for consideration, the Plan must be approved by the OTS.


2.       DEFINITIONS

         For the purposes of this Plan, the following terms have the following meanings:

         Account Holder - Any Person holding a Deposit Account in the Bank.

         Acting in Concert - The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Affiliate - Any person that controls, is controlled by, or is under common control with another person.

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         Appraised  Value Range - The range of the  estimated  consolidated  pro forma market value of the Holding Company, which shall also be equal to the estimated pro forma market value of the total number of shares of Holding Company Common Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter. The maximum and minimum of the Appraised Value Range will vary within 15% above and 15% below, respectively, of the midpoint of the Appraised Value Range.

         Associate - The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Mid-Tier Holding Company, the Bank or a majority owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, except that for the purposes of this Plan relating to subscriptions in the offering the term "Associate" does not include any NonTax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a Director or Officer of the Mid-Tier Holding Company, the Bank or the Holding Company, or any of their parents or subsidiaries.

         Bank - Fidelity Federal Bank and Trust.

         Bank Merger - The merger of Interim with the Bank as set forth in this Plan.

         Code - The Internal Revenue Code of 1986, as amended.

         Community - The Florida Counties of Palm Beach, Martin, Indian River and Saint Lucie.

         Community Offering - The offering for sale to certain members of the general public directly by the Holding Company of shares not subscribed for in the Subscription Offering.

         Control - (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Conversion - The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, and all steps incident or necessary thereto, including the Exchange Offer and the Offering.

         Deposit Account - The term Deposit Account means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, and shall include all demand deposit accounts and certificates of deposit.

         Director - A member of the Board of Directors of the Bank, the Mid-Tier Holding Company, the Holding Company or the Mutual Holding Company, as appropriate in the context.

         Eligible Account Holder - Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

         Eligibility Record Date - The date for determining Eligible Account Holders of the Bank which is October 31, 1999.

         Employees - All Persons who are employed by the Bank, the Mid-Tier Holding Company or the Mutual Holding Company.

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

         Employee Plans - Any Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company, including any ESOP and 401(k) Plan.

         ESOP - An Employee Stock Ownership Plan and related trust established by the Bank or the Holding Company.

         Exchange Offer - The offer of Holding Company Common Stock to Minority Stockholders in exchange for Minority Shares.

         Exchange Ratio - The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Holding Company Common Stock immediately upon completion of the Conversion (without giving effect to any shares purchased in the Offering and any cash issued in lieu of fractional shares), as the percentage of Mid-Tier Holding Company common stock owned by them in the aggregate immediately prior to the consummation of the Conversion.

         Exchange Shares - Shares of Holding Company Common Stock issued to Minority Stockholders in exchange for Minority Shares.

         FDIC - The Federal Deposit Insurance Corporation.

         Federal Mid-Tier - The Federal mid-tier stock holding company chartered by the Mutual Holding Company for the sole purpose of effecting the Mid-Tier Merger and the Conversion.

         Holding Company - The Delaware corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. The Holding Company will be the successor to the Mid-Tier Holding Company and the Federal Mid-Tier. Shares of Holding Company Common Stock will be issued in the Conversion to Participants and others in the Conversion.

         Holding Company Common Stock - The common stock, par value $.10 per share, of the Holding Company.

         Independent Appraiser - The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Holding Company Common Stock issued in the Conversion.

         Interim - The interim federal savings bank subsidiary of the Holding Company established to effect the Conversion.

         Liquidation Account - One or more accounts established in accordance with 12 C.F.R. 563b.3(f) and OTS policy.

         Majority Ownership Interest - The percentage of common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company immediately prior to the completion of the Conversion.

         Member - Any Person or entity who qualifies as a member of the Mutual Holding Company pursuant to its charter and bylaws.

         MHC Merger - The conversion of the Mutual Holding Company into an interim federal stock savings bank and subsequent merger with and into the Bank as set forth in this Plan.

         Mid-Tier Holding Company - Fidelity Bankshares, Inc., the Delaware holding company that owns 100% of the Bank's common stock, and any successor thereto.

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

         Mid-Tier Merger - The merger of the Mid-Tier Holding Company into Federal Mid-Tier followed by the conversion of Federal Mid-Tier into an interim federal stock savings bank and subsequent merger with and into the Bank as set forth in this Plan.

         Minority Share(s) - Any outstanding common stock of the Mid-Tier Holding Company (or the Federal Mid-Tier upon completion of the merger of the Mid-Tier Holding Company into the Federal Mid-Tier), or shares of common stock of the Mid-Tier Holding Company issuable upon the exercise of options or grant of stock awards, in each case held by persons other than the Mutual Holding Company.

         Minority Ownership Interest - The percentage of the common stock of the Mid-Tier Holding Company owned by stockholders other than the Mutual Holding Company immediately prior to the completion of the Conversion.

         Minority Stockholder - Any owner of Minority Shares.

         Mutual Holding Company - Fidelity Bankshares, M.H.C., the mutual holding company of the Bank.

         OTS - The Office of Thrift Supervision of the Department of the Treasury or any successor thereto.

         Offering - The offering for sale, pursuant to this Plan, of Holding Company Common Stock in a Subscription Offering, Community Offering, and Syndicated Community Offering (or underwritten public offering), as the case may be. The term "Offering" does not include the Holding Company Common Stock issued in exchange for Minority Shares pursuant to this Plan.

         Offering Range - The number of shares of Holding Company Stock offered for sale in the Offering multiplied by the subscription price. The Offering Range shall be equal to the Appraised Value Range multiplied by the Majority Ownership Percentage.

         Officer - An executive officer of the Bank, the Mid-Tier Holding Company, the Federal Mid-Tier, the Holding Company or the Mutual Holding Company as appropriate in the context, which includes the Chief Executive Officer, President, Senior Vice Presidents, Executive Vice President in charge of principal business functions, Secretary and Controller and any Person performing functions similar to those performed by the foregoing persons.

         Order Form - Any form (together with any attached cover letter and/or certifications or acknowledgments), sent by the Bank to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding purchases of Holding Company Common Stock in the Subscription and Community Offerings.

         Other Member - Any Member on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder.

         Participant - Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, or Other Member.

         Person - An individual, a corporation, a partnership, an association, a joint stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

         Plan - This Plan of Conversion and Reorganization of the Mutual Holding Company as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

         Prospectus - The one or more documents used in offering the Holding Company Common Stock in the Offering and the Exchange Shares.

         Qualifying Deposit - The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

         Resident - Any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Mutual Holding Company and the Bank. A Participant or Person must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

         SEC - The Securities and Exchange Commission.

         Share Exchange - The exchange of Minority Shares for Holding Company Common Stock in the Conversion.

         Special Meeting of Members - The special meeting of members of the Mutual Holding Company and any adjournments thereof held to consider and vote upon this Plan.

         Special Meeting of Stockholders - The special meeting of stockholders of the Mid-Tier Holding Company and any adjournments thereof held to consider and vote upon the Plan.

         Subscription   Offering  -  The  offering  of  Subscription  Shares  to
Participants.

         Subscription Price - The price per Subscription Share to be paid by Participants in the Subscription Offering and Persons in the Community Offering. The Subscription Price will be determined by the Board of Directors of the Mutual Holding Company and fixed prior to the commencement of the Subscription Offering.

         Subscription Shares - Shares of Holding Company Common Stock issued in the Subscription Offering. Subscription Shares do not include Exchange Shares.

         Supplemental Eligible Account Holder - Any Person, other than Directors and Officers of the Bank, the Mid-Tier Holding Company or the Mutual Holding Company and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder.

         Supplemental Eligibility Record Date - The date for determining Supplemental Eligible Account Holders, which shall be the last day of the calendar quarter preceding OTS approval of the application for conversion.

         Syndicated Community Offering - The offering of Holding Company Common Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

         Tax-Qualified Employee Stock Benefit Plan - Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meet its regulatory capital requirement. A "NonTax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

         Voting Member - Any Person who at the close of business on the Voting Record Date is entitled to vote as a member of the Mutual Holding Company pursuant to its charter and bylaws.

         Voting Record Date - The date fixed by the Directors in accordance with OTS regulations for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Stockholders.


3.       PROCEDURES FOR CONVERSION


         A. After approval of the Plan by the Board of Directors of the Bank and the Mutual Holding Company, the Plan together with all other requisite material shall be submitted to the OTS for its approval. Notice of the adoption of the Plan by the Board of Directors of the Bank and the Mutual Holding Company and the submission of the Plan to the OTS for its approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located and copies of the Plan will be made available at each office of the Bank for inspection by the Members. Upon receipt of notice from the OTS to do so, the Mutual Holding Company also will publish a notice of the filing with the OTS of an application to convert in accordance with the provisions of this Plan.


         B. Promptly following approval by the OTS, the Plan will be submitted to a vote of (i) the Voting Members at the Special Meeting of Members, and (ii) the Stockholders of the Mid-Tier Holding Company at the Special Meeting of Stockholders. The Mutual Holding Company will mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan which will be presented to a vote of the Members at the Special Meeting of Members. The Mid-Tier Holding Company also will mail to all stockholders as of the Voting Record Date, a proxy statement describing the Plan and the Conversion, which will be presented to a vote of stockholders at the special meeting of stockholders. The Holding Company will also mail to all Participants either a Prospectus and Order Form for the purchase of Subscription Shares or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to other provisions of this Plan. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which may be distributed with the proxy statement or by letter addressed to the Bank's Secretary, a copy of the Plan as well as the certificate of incorporation or bylaws of the Holding Company. Upon approval of the Plan by (i) a majority of the total number of votes entitled to be cast by the Voting Members, (ii) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and (iii) a majority vote of Minority Stockholders present in person or by proxy, the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.


         C. The Conversion will be effected as follows, or in any other manner which is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Board of Directors of the Mutual Holding Company and the Bank, and OTS regulations. Approval of the Plan by the Members and stockholders of the Mid-Tier Holding Company shall also constitute approval of each of the transactions necessary to implement the Plan.

     (1) The Bank will establish the Holding Company as a first-tier Delaware chartered stock holding company subsidiary.

     (2)  Holding Company will charter Interim as a wholly-owned subsidiary.

     (3) The Mutual Holding Company will charter Federal Mid-Tier as a wholly-owned subsidiary.

     (4) The Mid-Tier Holding Company will merger into Federal Mid-Tier with Federal Mid-Tier as the resulting entity, pursuant to the Agreement of Merger attached hereto as Exhibit A.

     (5) Federal Mid-Tier will convert into or exchange its charter for an interim federal stock savings bank (which shall continue to be referred to as "Federal Mid-Tier") and will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, pursuant to the Agreement of Merger attached hereto as Exhibit B, whereby the Federal Mid-Tier stockholders will constructively receive shares of Bank common stock in exchange for their Federal Mid-Tier common stock.

     (6) The Mutual Holding Company will exchange its charter for an interim stock savings bank charter and simultaneously merge with and into the Bank (the "MHC Merger") pursuant to the Agreement of Merger attached hereto as Exhibit C between the Mutual Holding Company and the Bank, whereby the shares of common stock of the Bank constructively held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplemental Eligible Account Holder will receive an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

     (7) Contemporaneously with the MHC Merger, Interim will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger") pursuant to the Agreement of Merger attached hereto as Exhibit D between the Bank and Interim. Constructive shareholders of the Bank (i.e., Minority Stockholders), will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

     (8) Contemporaneously with the Bank Merger, the Holding Company will offer for sale its Common Stock in the Offering.


         D. As part of the Conversion, each Minority Share shall automatically, without further action of the holder thereof, be converted into and become the right to receive Holding Company Common Stock based upon the Exchange Ratio. The basis for exchange of Minority Shares for Holding Company Common Stock shall be fair and reasonable. Options to purchase shares of Mid-Tier Holding Company common stock which are outstanding immediately prior to the consummation of the Conversion shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

         E. Concurrently with the filing of the Conversion application with the OTS, the Holding Company shall also seek to register the Holding Company Common Stock with the SEC and any appropriate state securities authorities. In addition, the Mid-Tier Holding Company shall prepare preliminary proxy materials as well as other applications and information for review by the SEC and the OTS in connection with the solicitation of stockholder approval of the Plan.

         F. The Certificate of Incorporation of the Holding Company (the "Certificate") shall read substantially in the form of Exhibit E.

         G. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company.

4.       HOLDING COMPANY APPLICATIONS AND APPROVALS

         The Board of Directors of the Holding Company and the Mutual Holding Company will take all necessary steps to convert the Mutual Holding Company to stock form, form the Holding Company and complete the Offering. The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application on Form AC and a Holding Company Application on Form H-(e)1, to be filed with the OTS and a Registration Statement to be filed with the SEC.

5.       SALE OF SUBSCRIPTION SHARES


         The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in this Plan. Subscription Shares will be available for purchase only in the priorities set forth in this Plan. The Subscription Offering may begin as early as the mailing of the proxy statement for the Special Meeting of Members. The Holding Company Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of Holding Company Common Stock.

         Any Subscription Shares not subscribed for in the Subscription Offering may be offered for sale in the Community Offering. The Subscription Offering may begin prior to the Special Meeting of Members and, in that event, the Community Offering may also begin prior to the Special Meeting of Members. The offer and sale of Holding Company Common Stock prior to the Special Meeting of Members will, however, be conditioned upon approval of the Plan by the Voting Members and stockholders of the Mid-Tier Holding Company.

         If feasible, any shares of Holding Company Common Stock remaining after the Subscription and Community Offerings, will be offered for sale in a Syndicated Community Offering or underwritten public offering in a manner that will achieve the widest distribution of the Holding Company Common Stock. The sale of all Holding Company Common Stock purchased in the Subscription and Community Offerings will be consummated simultaneously with the sale of any Holding Company Common Stock in the Syndicated Community Offering or underwritten public offering.


6.       PURCHASE PRICE AND NUMBER OF SUBSCRIPTION SHARES


         The total number of shares (or a range thereof) of Holding Company Common Stock to be offered for sale in the Offering will be determined jointly by the Boards of Directors of the Mid-Tier Holding Company and the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, and will be equal to the Offering Range divided by the Subscription Price. The Offering Range will be equal to the Appraised Value Range multiplied by the Majority Ownership Interest. The estimated pro forma consolidated market value of the Holding Company will be subject to adjustment within the Appraised Value Range if necessitated by market or financial conditions, with the approval of the OTS, if necessary, and the maximum of the Appraised Value Range may be increased by up to 15% subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions. The number of shares of Holding Company Common Stock issued in the Conversion will be equal to the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and the number of shares of Holding Company Common Stock sold in the Offering will be equal to the product of (i) the estimated pro forma consolidated market value of the Holding Company, as may be amended, divided by the Subscription Price, and (ii) the Majority Ownership Interest.

         In the event that the Subscription Price multiplied by the number of shares of Holding Company Common Stock to be issued in the Conversion is below the minimum of the Appraised Value Range, or materially above the maximum of the Appraised Value Range, a resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Appraised Value Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank and the Mutual Holding Company shall establish, with the approval of the OTS if required.

         Notwithstanding the foregoing, shares of Holding Company Common Stock will not be issued unless, prior to the consummation of the Conversion, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company and to the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Holding Company Common Stock issued in the Conversion multiplied by the Subscription Price is incompatible with its estimate of the aggregate pro forma consolidated market value of the Holding Company. An increase in the aggregate value of the Holding Company Common Stock by up to 15% above the maximum of the Appraised Value Range, would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Offering, extend the Conversion, establish a new Subscription Price and/or Appraised Value Range, reopen or hold a new Offering, or take such other action as the OTS may permit.

         The Holding Company Common Stock to be issued in the Conversion shall be fully paid and nonassessable.


7.       RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY


         The Holding Company will apply to the OTS to retain up to 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding Company and the Bank in a highly competitive financial services industry, and would facilitate the possible expansion through acquisitions of other financial institutions, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and future repurchases of the Holding Company Common Stock.


8.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)


         A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of shares equal to up to the greater of 1% of the total number of shares of Holding Company Common Stock issued in the Offering, .10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock issued in the Offering by a fraction, the numerator of which is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the provisions of Section 14.

         B. In the event that Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which such Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same basis until all available shares have been allocated.

         C. Subscription rights of Directors, Officers and their Associates as Eligible Account Holders which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the subscription rights of all other Eligible Account Holders.


9.       SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)


         If Subscription Shares remain available after all subscriptions of Eligible Account Holders have been satisfied, the Employee Plans of the Holding Company and the Bank shall receive, without payment, subscription rights to purchase in the aggregate up to 8% of the total number of shares of Holding Company Common Stock issued in the Offering. The Employee Plans may purchase any shares of Holding Company Common Stock to be issued in the Offering as a result of an increase in the maximum of the Appraised Value Range after commencement of the Subscription Offering and prior to completion of the Conversion, notwithstanding the subscription rights of Eligible Account Holders. Consistent with applicable laws and regulations and practices and policies of the OTS, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding Company or the Bank.

10.      SUBSCRIPTION RIGHTS OF SUPPLEMENTAL  ELIGIBLE  ACCOUNT  HOLDERS  (THIRD
         PRIORITY)


         A. Each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of shares equal to up to the greater of 1% of the total number of shares of Holding Company Common Stock issued in the Offering, .10% of the total number of shares of Holding Company Common Stock issued in the Offering, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Common Stock issued in the Offering by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans and to the purchase limitations specified in Section 14.

         B. In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of Subscription Shares in excess of the total number of such shares eligible for subscription, the Subscription Shares shall be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Subscription Shares equal to the lesser of 100 shares or the number of shares for which each such Supplemental Eligible Account Holder has subscribed. Any remaining shares will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same basis until all available shares have been allocated or all subscriptions satisfied.


11.      SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)


         A. Each Other Member shall receive, without payment, nontransferable subscription rights to subscribe in the Subscription Offering for a number of Subscription Shares equal to up to the greater of 1% of the total number of shares of Holding Company Common Stock issued in the Offering, or .10% of the total number of shares of Holding Company Common Stock issued in the Offering, subject to the availability of sufficient shares after filling in full all subscription orders of Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders and to the purchase limitations specified in Section 14.

         B. In the event that such Other Members subscribe for a number of Subscription Shares which, when added to the Subscription Shares subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of Subscription Shares to be issued, the subscriptions of such Other Members will be allocated to Other Members in proportion to the amounts of their relative subscriptions.


12.      COMMUNITY OFFERING


         If less than the total number of shares of Holding Company Common Stock to be sold in the Offering are subscribed for in the Subscription Offering, shares remaining unsubscribed for may be made available for purchase in the Community Offering to members of the general public. In the Community Offering, any Person may purchase up to 1% of the shares of Holding Company Common Stock issued in the Offering, subject to the overall purchase limitations specified in
Section 14. The shares may be made available in the Community Offering through a direct community marketing program which may provide for a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities. Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In the event orders for Holding Company Common Stock in the Community Offering exceed the number of shares available for sale, shares maybe allocated (to the extent shares remain available) first to cover orders of Minority Stockholders as of the Voting Record Date, next to cover orders of natural persons residing in the Community, and thereafter, on a pro rata basis to other members of the general public based on the amount of their respective orders. The Holding Company shall make the distribution of the Holding Company Common Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of the Holding Company Common Stock. The Holding Company reserves the right to reject any or all orders, in whole or in part, which are received in the Community Offering.

13.      SYNDICATED COMMUNITY OFFERING

         If feasible, the Board of Directors may determine to offer for sale in a Syndicated Community Offering shares of Holding Company Common Stock not purchased in the Subscription and Community Offerings, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Holding Company Common Stock, subject to the right of the Bank to accept or reject in whole or in part any subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any Person may purchase up to 1% of the shares of Holding Company Common Stock issued in the Offering, subject to the overall purchase limitations specified in Section 14. Provided the Subscription Offering has begun, the Bank may begin the Syndicated Community Offering at any time after the mailing to the Members of the proxy statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of Holding Company Common Stock in the Conversion shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering does not begin pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will begin as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

         Alternatively, if a Syndicated Community Offering is not held, the Bank shall have the right to sell any shares of Holding Company Common Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 14 shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Subscription Price less an underwriting discount to be negotiated among such underwriters and the Bank, which will in no event exceed an amount deemed to be acceptable by the OTS.

         If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Holding Company Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment public offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the OTS.


14.      LIMITATIONS ON PURCHASES


         The following limitations shall apply to all purchases of shares of Holding Company Common Stock in the Conversion:

         A. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed 2% of the shares of Holding Company Common Stock issued in the Offering, except for the Employee Plans which may subscribe for up to 8% of the Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of up to15%).

         B. The maximum number of shares of Holding Company Common Stock which may be purchased in all categories of the Offering by Officers and Directors and their Associates in the aggregate, when combined with Exchange Shares received by such persons, shall not exceed 25% of the shares of Holding Company Common Stock issued in the Conversion.

         C. A minimum of 25 shares of Holding Company Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Holding Company Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

         D. The maximum number of shares of Holding Company Common Stock which may be subscribed for or purchased in all categories of the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert, combined with Exchange Shares received by any such Person or Participant together with any Associate or group of Persons Acting in Concert, shall not exceed 5% of the shares of Holding Company Common Stock issued in the Conversion, except for the Employee Plans which may subscribe for up to 8% of the shares of Holding Company Common Stock issued in the Offering (including shares issued in the event of an increase in the maximum of the Offering Range of 15%).

         If the number of shares of Holding Company Common Stock otherwise allocable pursuant to Sections 8 through 13, inclusive, to any Person or that Person's Associates would be in excess of the maximum number of shares permitted as set forth above, the number of shares of Holding Company Common Stock allocated to each such person shall be reduced to the lowest limitation applicable to that Person, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

         Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the approval of the OTS and without further approval of the Members, may decrease or further increase the purchase limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the shares issued in the Conversion except as provided below. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company resolicit certain other large subscribers. In the event that the maximum purchase limitation is increased to 5% of the shares issued in the Conversion, such limitation may be further increased to 9.99%, provided that orders for Holding Company Common Stock exceeding 5% of the shares of Holding Company Common Stock issued in the Conversion shall not exceed in the aggregate 10% of the total shares of Holding Company Common Stock issued in the Conversion. Requests to purchase additional shares of the Holding Company Common Stock in the event that the purchase limitation is so increased will be determined by the Board of Directors of the Holding Company in its sole discretion. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of such subscribers according to such respective priorities; and (iii) to fill unfulfilled subscriptions in the Community Offering with preference given first to Minority Stockholders as of the Voting Record Date and then to natural persons residing in the Community.

         For purposes of this Section 14, the Directors of the Bank, the Mid-Tier Holding Company and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank, the Mid-Tier Holding Company, the Mutual Holding Company or the Holding Company.

         Each Person purchasing Holding Company Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.


15.      PAYMENT FOR HOLDING COMPANY COMMON STOCK


         All payments for Holding Company Common Stock purchased in the Subscription and Community Offerings must be delivered in full to the Holding Company, together with a properly completed and executed Order Form, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Holding Company Common Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion. Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Offering and to thereafter submit payment by wire transfer for the Holding Company Common Stock for which they are subscribing in the Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Holding Company in its sole discretion.

         Payment for Holding Company Common Stock subscribed for shall be made either by check, money order or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares for which they have subscribed by authorizing the Bank on the Order Form to make a withdrawal from the subscriber's Deposit Account at the Bank in an amount equal to the Subscription Price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Offering. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at the passbook rate on payments for Holding Company Common Stock received by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription and Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.


16.      MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS


         As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Holding Company Common Stock in the Subscription Offering and will be made available for use by Persons in the Community Offering. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the OTS and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and the proxy statement for the Special Meeting of Stockholders and may also be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders in accordance with regulations of the OTS.

         Each Order Form will be preceded or accompanied by a Prospectus describing the Holding Company, the Bank, the Holding Company Common Stock and the Offering. Each Order Form will contain, among other things, the following:

         A. A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than twenty (20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

         B. The Subscription Price per share for shares of Holding Company Common Stock to be sold in the Offering;

         C. A description of the minimum and maximum number of Subscription Shares which may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

         D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of Subscription Shares for which such person elects to subscribe and the available alternative methods of payment therefor;

         E. An acknowledgment that the recipient of the Order Form has received a final copy of the Prospectus prior to execution of the Order Form;

         F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Holding Company Common Stock for which the recipient elects to subscribe (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

         G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

         Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.


17.      UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT


         In the event Order Forms (a) are not delivered and are returned to the Holding Company or the Bank by the United States Postal Service or the Holding Company is unable to locate the addressee, (b) are not received by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are completed or executed defectively, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay by wire transfer the full amount of the Subscription Price prior to 48 hours before the completion of the Conversion, unless waived by the Holding Company, for the shares of Holding Company Common Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the OTS.


18.      RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES


         The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Holding Company Common Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Holding Company Common Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Holding Company Common Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; (C) such registration or qualification would be impracticable for reasons of cost or otherwise.


19.      ESTABLISHMENT OF LIQUIDATION ACCOUNT


         The Bank shall establish at the time of the MHC Merger a liquidation account in an amount equal to the greater of: (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Merger multiplied by the Mid-Tier Holding Company's total stockholders' equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion; or (b) the retained earnings of the Bank at the time the Bank underwent its mutual holding company reorganization. Following the Conversion, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

         In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

         The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below. If, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

         The creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the Liquidation Account; or (ii) the minimum regulatory capital requirements of the Bank contained in
Part 567 of the Rules and Regulations of the OTS.


20.      VOTING RIGHTS OF STOCKHOLDERS


         Following consummation of the Conversion, voting rights with respect to the Bank shall be held and exercised exclusively by the holders of its capital stock. The holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

21.      RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

         A. All shares of Holding Company Common Stock purchased by Directors or Officers in the Offering shall be subject to the restriction that, except as provided in this Section or as may be approved by the OTS, no interest in such shares may be sold or otherwise disposed of for value for a period of one year following the date of purchase in the Offering.

         B. The restriction on disposition of Holding Company Common Stock set forth above in this Section shall not apply to the following:

     (1) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the OTS; and


     (2) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of this Plan.


         C. With respect to all shares of Holding Company Common Stock subject to the restrictions on resale or subsequent disposition described in paragraph A above, each of the following provisions shall apply:


     (1) Each certificate representing shares restricted by this section shall bear a legend prominently stamped on its face giving notice of the restriction;

     (2) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

     (3) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Holding Company Common Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Holding Company Common Stock.


22. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION


         For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the OTS, any outstanding shares of Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Holding Company Common Stock, the exercise of any options pursuant to a stock option plan or purchases of Holding Company Common Stock made by or held by any Tax-Qualified Employee Stock Benefit Plan or NonTax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans) which may be attributable to any Officer or Director. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.


23.      TRANSFER OF DEPOSIT ACCOUNTS


         Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following the Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).


24.      REGISTRATION AND MARKETING


         Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 (or will be a successor issuer that succeeds to the registration of the Mid-Tier Holding Company) and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Bank or any holding company of the Bank. In addition, the Bank or Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Holding Company Common Stock and to list those securities on a national or regional securities exchange or the Nasdaq Stock Market.

25.      TAX RULINGS OR OPINIONS


         Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling, an opinion of counsel, or a letter of advice from their tax advisor with respect to New York tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.


26.      STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS


         A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Holding Company Common Stock in the Conversion, to the extent permitted by the terms of such benefit plans and this Plan.

         B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved the stock benefit plans maintained by the Bank and the Mid-Tier Holding Company and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of common stock of the Mid-Tier Holding Company pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Mid-Tier Holding Company common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion, (i) all rights to purchase, sell or receive Mid-Tier Holding Company common stock and all rights to elect to make payment in Mid-Tier Holding Company common stock under any agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under any plan or program of the Bank or the Mid-Tier Holding Company shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company
Common Stock under any such agreement between the Bank or the Mid-Tier Holding Company and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under the any stock option plan of the Bank or the Mid-Tier Holding Company shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock based upon the Exchange Ratio and the number of shares of Mid-Tier Holding Company common stock that were available thereunder immediately prior to consummation of the Conversion, with the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

         C. The Holding Company and the Bank are authorized to enter into employment agreements with their executive officers.

         D. The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that such plans conform to any applicable requirements of OTS regulations.


27.      RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY


         A. In accordance with OTS regulations, for a period of three years from the date of consummation of the Conversion, no Person, other than the Holding Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the OTS.


     (1) The charter of the Bank may contain a provision stipulating that no person, except the Holding Company, for a period of five years following the closing date of the Conversion, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank, without the prior written approval of the OTS. In addition, such charter may also provide that for a period of five years following the closing date of the Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In addition, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.


     (2) The Certificate of Incorporation of the Holding Company will contain a provision stipulating that in no event shall any record owner of any outstanding shares of Holding Company Common Stock who beneficially owns in excess of 10% of such outstanding shares be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the calling of special meetings and certain notice requirements.


         B. For the purposes of this section:


     (1) The term "person" includes an individual, a firm, a corporation or other entity;

     (2) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

     (4) The term "security" includes nontransferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. ' 8c(a)(10).


28.      PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK


         A. The Holding Company shall comply with any applicable OTS regulation in the repurchase of any shares of its capital stock during the first year following consummation of the Conversion.

         B. The Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the liquidation account or (ii) the minimum regulatory capital requirement in Section 567.2 of the Rules and Regulations of the OTS. Otherwise, the Bank may declare dividends or make capital distributions in accordance with applicable law and regulations, including 12 C.F.R. Section 563.134 or its successor.


29.      CHARTER AND BYLAWS


         By voting to adopt this Plan, Members of the Mutual Holding Company will be voting to adopt a Stock Certificate of Incorporation and Bylaws for the Holding Company attached as Exhibits E and F to this Plan.


30.      CONSUMMATION OF CONVERSION AND EFFECTIVE


         The Effective Date of the Conversion shall be the date upon which the Articles of Combination shall be filed with the OTS with respect to the MHC Merger, the Mid-Tier Merger and the Bank Merger. The Articles of Combination shall be filed with the OTS after all requisite regulatory, member and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Subscription Shares have been received. The Closing of the sale of all shares of Holding Company Common Stock sold in the Subscription Offering, Community Offering and/or Syndicated Community Offering shall occur simultaneously on the effective date of the Closing.

31.      EXPENSES OF CONVERSION


         The Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.


32.      AMENDMENT OR TERMINATION OF PLAN


         This Plan may be substantively amended by the Board of Directors of the Mutual Holding Company at the discretion of the Board of Directors or as a result of comments from regulatory authorities at any time prior to the solicitation of proxies from Members and Mid-Tier Holding Company stockholders to vote on this Plan, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Mid-Tier Holding Company stockholders with the approval of the OTS shall not necessitate further approval by the Members unless otherwise required by the OTS. This Plan may be terminated by the Board of Directors of the Mutual Holding Company at any time prior to the Special Meeting of Members and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the OTS.

         By adoption of the Plan, the Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.


33.      CONDITIONS TO CONVERSION


         Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

         A. Prior receipt by the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank of rulings of the United States Internal Revenue Service and the New York State taxing authorities, or opinions of counsel or tax advisers as described in Section 25 hereof;

         B. The sale of the shares of Holding Company Common Stock offered in the Conversion; and

         C. The completion of the Conversion within the time period specified in
Section 3 of this Plan.


34.      INTERPRETATION


         All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company shall be final, subject to the authority of the OTS.


Dated:   November 21, 2000.

                                    EXHIBIT A

                               AGREEMENT OF MERGER
                                     BETWEEN
                FIDELITY BANKSHARES, INC., A DELAWARE CORPORATION
                                       AND
                FIDELITY BANKSHARES, INC., A FEDERAL CORPORATION

                       FORM OF AGREEMENT OF MERGER BETWEEN
               FIDELITY BANKSHARES, INC. (A DELAWARE CORPORATION)
              AND FIDELITY BANKSHARES, INC. (A FEDERAL CORPORATION)


         THIS AGREEMENT OF MERGER (this "Merger Agreement") dated as of _____________, 2001, is made by and between Fidelity Bankshares, Inc., a Delaware corporation (the "Mid-Tier Holding Company"), and Fidelity Bankshares, Inc., a federal corporation (the "Federal Mid-Tier").

                                R E C I T A L S :

         1. The Mid-Tier Holding Company is a Delaware corporation which owns 100% of the common stock of Fidelity Federal Bank and Trust (the "Bank"). As of the date hereof, the Mid-Tier Holding Company has authorized capital stock consisting of ___________ shares of common stock and ____________ shares of preferred stock.

         2. At least two-thirds of the members of the boards of directors of the Mid-Tier Holding Company and the Federal Mid-Tier have approved this Merger Agreement under which the Mid-Tier Holding Company shall be merged with and into Federal Mid-Tier with Federal Mid-Tier as the surviving or resulting entity (the "Resulting Entity"), and have authorized the execution and delivery thereof.

         3. This Merger Agreement (and the transactions contemplated hereby) is being entered into to facilitate the conversion of Fidelity Bankshares, M.H.C. to stock form pursuant to that certain Plan of Conversion and Reorganization of Fidelity Bankshares, M.H.C. ("the Plan").

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. Merger. At and on the Effective Date (as defined below), (i) the Mid-Tier Holding Company shall merge with and into the Federal Mid-Tier with the Federal Mid-Tier as the Resulting Entity (the "Merger"), and (ii) the Mid-Tier Holding Company stockholders shall constructively or actually receive shares of Federal Mid-Tier common stock in exchange for their Mid-Tier Holding Company common stock.

         2. Effective Date. The Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company and Federal Mid-Tier, and Articles of Combination shall have been filed with the OTS with respect to the Merger.

         3. Name. The name of the Resulting Entity shall be Fidelity Bankshares, Inc.

         4. Offices. The main office of the Resulting Entity shall be 205 Datura Street, West Palm Beach, Florida.

         5. Directors and Officers. The directors and officers of the Federal Mid-Tier immediately prior to the Effective Date shall be the directors and officers of the Resulting Entity after the Effective Date.

         6. Rights and Duties of the Resulting Institution. At the Effective Date, the business of the Resulting Entity shall be that of a Federal mid-tier holding company as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company and Federal Mid-Tier shall be automatically transferred to and vested in the Resulting Entity by virtue of such Merger without any deed or other document of transfer. The Resulting Entity, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Federal Mid-Tier and the Mid-Tier Holding Company. The Resulting Entity shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Federal Mid-Tier and the

Mid-Tier Holding Company, immediately prior to the Merger, including liabilities for all debts, obligations and contracts of the Federal Mid-Tier and the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Federal Mid-Tier and the Mid-Tier Holding Company. The stockholders of the Federal Mid-Tier shall possess all voting rights with respect to the shares of stock of the Federal Mid-Tier. All rights of creditors and other obligees and all liens on property of the Federal Mid-Tier and the Mid-Tier Holding Company shall be preserved and shall not be released or impaired.

         7. Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.




         IN WITNESS WHEREOF, the Federal Mid-Tier and the Mid-Tier Holding Company have caused this Merger Agreement to be executed as of the date first above written.



Fidelity Bankshares, Inc.

(a federal corporation)


ATTEST:


By:_______________________________        By:___________________________________
Patricia C. Clager, Secretary             Vince A. Elhilow, President



Fidelity Bankshares, Inc.

(a Delaware corporation)


ATTEST:


By: ______________________________         By:__________________________________
Patricia C. Clager, Secretary              Vince A. Elhilow, President

                                    EXHIBIT B

                               AGREEMENT OF MERGER
                                     BETWEEN
                           FIDELITY BANKSHARES, INC.,
                    FIDELITY FEDERAL INTERIM SAVINGS BANK I,
                       AND FIDELITY FEDERAL BANK AND TRUST

                       FORM OF AGREEMENT OF MERGER BETWEEN
               FIDELITY BANKSHARES, INC. (A FEDERAL CORPORATION),
                     FIDELITY FEDERAL INTERIM SAVINGS BANK I
                       AND FIDELITY FEDERAL BANK AND TRUST


         THIS AGREEMENT OF MERGER (this "Merger Agreement") dated as of _____________, 2001, is made by and between Fidelity Bankshares, Inc., a federal corporation ("Federal Mid-Tier"), Fidelity Federal Bank and Trust (the "Bank") and Fidelity Federal Interim Savings Bank I, an interim federal savings bank ("Interim I").


                                R E C I T A L S :


         1. Federal Mid-Tier is a federal company which owns 100% of the common stock of Fidelity Federal Bank and Trust (the "Bank") as a result of the merger of Fidelity Federal Bankshares, Inc., a Delaware corporation, into Federal Mid-Tier with Federal Mid-Tier as the resulting entity, which merger shall be deemed to have occurred immediately prior to the "Mid-Tier Merger" described herein. As of the date hereof, Federal Mid-Tier has authorized capital stock consisting of __________shares of common stock and __________ shares of preferred stock.

         2. Pursuant to the Merger Agreement, Federal Mid-Tier will convert to or exchange its charter for a federal interim savings bank charter and shall merge with and into the Bank with the Bank as the surviving entity (the "Mid-Tier Merger"). Federal Mid-Tier stockholders shall constructively receive shares of Bank common stock in exchange for Federal Mid-Tier common stock that they actually or constructively hold.

         3. At least two-thirds of the members of the boards of directors of the Bank, Interim I and Federal Mid-Tier have approved this Merger Agreement under which Federal Mid-Tier shall be merged with and into the Bank with the Bank as the surviving or resulting institution (the "Resulting Institution"), and authorized the execution and delivery thereof.

         4. This Merger Agreement (and the transactions contemplated hereby) are being entered into to facilitate the conversion of Fidelity Bankshares, M.H.C. to stock form pursuant to that certain Plan of Conversion and Reorganization of Fidelity Bankshares, M.H.C. ("the Plan").


         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. Merger. At and on the Effective Date (as defined below), (i) Federal Mid-Tier shall exchange its charter for the charter of Interim I, and will merge with and into the Bank (the "Mid-Tier Merger") with the Bank as the Resulting Institution, and (ii) Federal Mid-Tier/Interim I stockholders shall constructively receive shares of Bank common stock in exchange for their Federal Mid-Tier/Interim I common stock.

         2. Effective Date. The Mid-Tier Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by (i) at least two-thirds of the outstanding common stock of Federal Mid-Tier and (ii) a majority vote of the Minority Stockholders, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger.

         3. Name. The name of the Resulting Institution shall be Fidelity Federal Bank and Trust.

         4. Offices. The main office of the Resulting Institution shall be 205 Datura Street, West Palm Beach, Florida. The offices of the Bank that were in lawful operation prior to the Mid-Tier Merger shall be operated as offices of the Resulting Institution after the Mid-Tier Merger.

         5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

         6. Rights and Duties of the Resulting Institution. At the Effective Date, the Federal Mid-Tier shall convert to Interim I, which shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Federal Mid-Tier, Interim I and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of the Mid-Tier Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Federal Mid-Tier, Interim I and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Federal Mid-Tier, Interim I and the Bank immediately prior to the Mid-Tier Merger, including liabilities for all debts, obligations and contracts of Federal Mid-Tier, Interim I and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Federal Mid-Tier and the Bank. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Federal Mid-Tier, Interim I and the Bank shall be preserved and shall not be released or impaired.

         7. Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.


         IN WITNESS WHEREOF, Federal Mid-Tier, Interim I and the Bank have caused this Merger Agreement to be executed as of the date first above written.


Fidelity Bankshares, Inc.

(a federal corporation)


ATTEST:


By:_______________________________          By: ________________________________
Patricia C. Clager, Secretary               Vince A. Elhilow, President



Fidelity Federal Bank and Trust

ATTEST:


By: ______________________________          By: ________________________________
Patricia C. Clager, Secretary               Vince A. Elhilow, President


Fidelity Federal Interim Savings Bank I

ATTEST:

By: ____________________________________    By:_________________________________
Patricia C. Clager, Secretary               Vince A. Elhilow, President

                                    EXHIBIT C

                               AGREEMENT OF MERGER
                                     BETWEEN
                          FIDELITY BANKSHARES, M.H.C.,
                    FIDELITY FEDERAL INTERIM SAVINGS BANK II
                       AND FIDELITY FEDERAL BANK AND TRUST

                           FORM OF AGREEMENT OF MERGER
                                     BETWEEN
                          FIDELITY BANKSHARES, M.H.C.,
                    FIDELITY FEDERAL INTERIM SAVINGS BANK II
                       AND FIDELITY FEDERAL BANK AND TRUST


         THIS AGREEMENT OF MERGER (this "Merger Agreement") dated as of ___________, 2001, is made by and between Fidelity Bankshares, M.H.C., a federal mutual holding company (the "Mutual Holding Company"), Fidelity Federal Bank and Trust (the "Bank"), and Fidelity Federal Interim Savings Bank II, an interim federal savings bank ("Interim II").


                                R E C I T A L S :


         1. The Mutual Holding Company is a federal mutual holding company with no authorized shares of capital stock.

         2. After the merger of Fidelity Bankshares, Inc., a federal mid-tier holding company and Fidelity Federal Interim Savings Bank I into the Bank, the majority of the shares of common stock of the Bank will be owned by the Mutual Holding Company, and the remainder of the shares of common stock of the Bank will be constructively owned by the Bank's employees, directors and the public (the "Minority Stockholders").

         3. Pursuant to this Merger Agreement, the Mutual Holding Company will convert to or exchange its charter for the federal interim savings bank charter of Interim II, and Interim II shall merge with and into the Bank with the Bank as the surviving entity (the "MHC Merger"). Each Eligible Account Holder and Supplemental Eligible Account Holder, as defined in the Plan of Conversion and Reorganization of Fidelity Bankshares, M.H.C. (the "Plan"), will receive as interest in a liquidation account ("Liquidation Account") of the Bank in exchange for such person's interest in the Mutual Holding Company.

         4. At least two-thirds of the members of the boards of directors of the Bank and the Mutual Holding Company have approved this Merger Agreement and the MHC Merger (as described below) and authorized the execution and delivery thereof.

         5. This Merger Agreement (and the transactions contemplated hereby) are being entered into to facilitate the conversion of the Mutual Holding Company to stock form pursuant to the Plan.


         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

         1. Merger. At and on the Effective Date (as defined below), (i) the Mutual Holding Company shall convert to or exchange its charter for the charter of Interim II, and Interim II will merge with and into the Bank (the "MHC Merger") with the Bank as the surviving or resulting institution (the "Resulting Institution"), (ii) each share of Bank common stock owned by the Mutual Holding Company shall be canceled, and (iii) each Eligible Account Holder and Supplemental Eligible Account Holder shall automatically receive an interest in the Liquidation Account which shall be established in the Bank, in exchange for such person's interest in the Mutual Holding Company as set forth in the Plan.

         2. Effective Date. The MHC Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by (i) two-thirds of the outstanding common stock of the Bank, and (ii) a majority of the members of the Mutual Holding Company, and the Articles of Combination shall have been filed with the OTS with respect to the MHC Merger. Approval of the Plan by the members of the Mutual Holding Company shall also constitute approval of this Merger Agreement.

         3. Name. The name of the Resulting Institution shall be Fidelity Federal Bank and Trust.

         4. Offices. The main offices of the Resulting Institution shall be 2 Datura Street, West Palm Beach, Florida. The offices of the Bank that were in lawful operation prior to the MHC Merger shall continue to be operated as the offices of the Resulting Institution after the MHC Merger.

         5. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

         6. Rights and Duties of the Resulting Institution. At the Effective Date, the Mutual Holding Company shall convert to Interim II, which shall merge with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its Charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mutual Holding Company, Interim II and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of such merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mutual Holding Company, Interim II and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of both the Mutual Holding Company, Interim II and the Bank immediately prior to the MHC Merger, including liabilities, debts, obligations and contracts of the Mutual Holding Company, Interim II and the Bank, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mutual Holding Company, Interim II and the Bank. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of either the Mutual Holding Company, Interim II and the Bank shall be preserved and shall not be released or impaired.

         7. Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Merger Agreement and the Conversion.


         IN WITNESS WHEREOF, the Mutual Holding Company, Interim II and the Bank have caused this Merger Agreement to be executed as of the date first above written.


Fidelity Bankshares, M.H.C.

ATTEST:



By: ________________________________       By: _________________________________
Patricia C. Clager, Secretary              Vince A. Elhilow, President


Fidelity Federal Bank and Trust

ATTEST:


By: _______________________________        By: _________________________________
Patricia C. Clager, Secretary              Vince A. Elhilow, President

Fidelity Federal Interim Savings Bank II


ATTEST:


By: _______________________________          By: _______________________________
Patricia C. Clager, Secretary                Vince A. Elhilow, President

                                    EXHIBIT D

                               AGREEMENT OF MERGER
                                     BETWEEN
                         FIDELITY FEDERAL BANK AND TRUST
                    AND FIDELITY FEDERAL INTERIM SAVINGS BANK

                           FORM OF AGREEMENT OF MERGER
                                     BETWEEN
                         FIDELITY FEDERAL BANK AND TRUST
                    AND FIDELITY FEDERAL INTERIM SAVINGS BANK



         THIS AGREEMENT OF MERGER (this "Merger Agreement") dated as of __________________, 2001, is made by and between Fidelity Federal Bank and Trust, a federal savings bank (the "Bank"), and Fidelity Federal Interim Savings Bank, an interim federal savings Bank ("Interim").


                                R E C I T A L S :


         1. The Bank is a federal savings bank that immediately prior to the transactions contemplated by this Merger Agreement and the Plan of Conversion and Reorganization of Fidelity Bankshares, M.H.C. (the "Plan") was a wholly-owned subsidiary of Fidelity Bankshares, Inc. (the "Mid-Tier Holding Company"), a Delaware corporation. The Mid-Tier Holding Company was a majority-owned subsidiary of Fidelity Bankshares, M.H.C. (the "Mutual Holding Company").

         2. Pursuant to this Merger Agreement, (i) the Mid-Tier Holding Company shall merge with Fidelity Bankshares, Inc., a federal corporation ("Federal Mid-Tier") with Federal Mid-Tier as the resulting entity, followed immediately by the conversion of Federal Mid-Tier into Fidelity Federal Interim Savings Bank I, an interim federal savings bank ("Interim I") and the merger of Interim I with and into the Bank (the "Mid-Tier Merger") with the Bank as the resulting entity, and (ii) the Mid-Tier Holding Company stockholders shall constructively receive shares of Bank common stock in exchange for their Mid-Tier Holding
Company common stock, (iii) the Mutual Holding Company will convert to, or exchange its charter for, a federal interim savings bank ("Interim II") which shall merge with and into the Bank with the Bank as the resulting entity, and
(iv) each Eligible Account Holder and Supplemental Eligible Account Holder (as defined in the Plan) shall have received an interest in a Liquidation Account of the Bank in exchange for such person's interest in the Mutual Holding Company.

         3. At least two-thirds of the members of the boards of directors of the Bank and Interim have approved this Merger Agreement under which Interim shall be merged with and into the Bank with the Bank as the surviving or resulting institution, and authorized the execution and delivery thereof.

         4. This Merger Agreement (and the transactions contemplated hereby) are being entered into to facilitate the conversion of Fidelity Bankshares, M.H.C. to stock form pursuant to that certain Plan of Conversion and Reorganization of Fidelity Bankshares, M.H.C. (the "Plan").


         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:


         1.  Merger.  At  and on the  Effective  Date  (as  defined  below)  and immediately following the Mid-Tier Merger and the MHC Merger (i) Interim will merge with and into the Bank (the "Bank Merger") with the Bank as the surviving or resulting institution ("Resulting Institution"), whereby (ii) constructive shareholders of the Bank (i.e., Minority Stockholders immediately prior to the Conversion) will exchange the shares of Bank common stock that they constructively received in the Mid-Tier Merger for Holding Company Common Stock.

         2. Stock Offering. Contemporaneously with the Bank Merger, Fidelity Bankshares, Inc., a Delaware Corporation, shall sell shares of its Holding Company Common Stock in a subscription and community offering as described in the Plan.

         3. Effective Date. The Bank Merger shall not be effective until and unless it is approved by the Director of the Office of Thrift Supervision (the "OTS") after approval by (i) at least two-thirds of the outstanding common stock of the Mid-Tier Holding Company, and (ii) at least a majority of the shares held by Minority Stockholders, and the Articles of Combination shall have been filed with the OTS with respect to the Mid-Tier Merger.

         4. Name. The name of the Resulting Institution shall be Fidelity Federal Bank and Trust.

         5. Offices. The main offices of the Resulting Institution shall be 205 Datura Street, West Palm Beach, Florida. The offices of the Bank that were in lawful operation prior to the Bank Merger shall be operated as offices of the Resulting Institution after the Bank Merger.

         6. Directors and Officers. The directors and officers of the Bank immediately prior to the Effective Date shall be the directors and officers of the Resulting Institution after the Effective Date.

         7. Rights and Duties of the Resulting Institution. At the Effective Date, Interim shall be merged with and into the Bank with the Bank as the Resulting Institution. The business of the Resulting Institution shall be that of a federal savings bank as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Interim and the Bank shall be automatically transferred to and vested in the Resulting Institution by virtue of the Bank Merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Interim and the Bank. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Interim and the Bank immediately prior to the Bank Merger, including liabilities for all debts, obligations and contracts of Bank and Interim, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of Interim and the Bank. The stockholders of the Bank shall possess all voting rights with respect to the shares of stock of the Bank. All rights of creditors and other obligees and all liens on property of Interim and the Bank shall be preserved and shall not be released or impaired.

         8. Other Terms. All terms used in this Merger Agreement shall, unless defined herein, have the meanings set forth in the Plan. The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of the Merger Agreement and the Conversion.


         IN WITNESS WHEREOF, the Bank and Interim have caused this Merger Agreement to be executed as of the date first above written.


                                           Fidelity Federal Bank and Trust



ATTEST:


By: ________________________________       By: _________________________________
Patricia C. Clager, Secretary              Vince A. Elhilow, President



                                           Fidelity Federal Interim Savings Bank

ATTEST:



By: __________________________________     By: _________________________________
Patricia C. Clager, Secretary              Vince A. Elhilow, President



                                      D-2